Exhibit 10.7

Execution Version

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) ONLY IF SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IF SUCH TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS AFTER PROVIDING AN OPINION OF COUNSEL TO SUCH EFFECT.

COMMON STOCK PURCHASE WARRANT

PAR TECHNOLOGY CORPORATION

Warrant Shares: 500,000	Initial Issuance Date: April 8, 2021

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, PAR Act III, LLC or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, on or prior to the Close of Business on April 8, 2026 (the “Termination Date”) but not thereafter, to subscribe for and purchase from PAR Technology Corporation, a Delaware corporation (the “Company”), up to 500,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as subject to adjustment hereunder, the “Warrant Shares”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price (as defined in Section 2(b)).

1.           Definitions.  Capitalized terms used and not otherwise defined in this Warrant that are defined in the Purchase Agreement (as defined below) shall have the respective meanings ascribed to such terms in the Purchase Agreement.  As used in this Warrant, the following terms shall have the respective meanings set forth in this Section 1:

(a)          “2021 Stockholder Meeting” means the Company’s 2021 annual meeting of stockholders (including at any postponement, recess or adjournment thereof).

(b)         “Aggregate Exercise Price” means an amount equal to the product of (i) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 2, multiplied by (ii) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant; provided that for the purposes of Section 3(a), “Aggregate Exercise Price” shall mean an amount equal to the product of (x) the total number of Warrant Shares initially issuable pursuant to this Warrant (as adjusted pursuant to Section 3(a)) multiplied by (y) the Exercise Price in effect as of the date of the applicable adjustment pursuant to Section 3(a).

(c)          “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close.

(d)          “Cashless Exercise Date” has the meaning set forth in Section 2(c).

(e)          “Change of Control” means, at any time, the occurrence of any of the following events or circumstances: (i) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the 1934 Act) shall (A) become the “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities or (B) otherwise acquire, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company, whether through the ability to exercise voting power, by contract or otherwise, (ii) persons who (A) were directors of the Company on the date hereof (the “Incumbent Directors”) or (B) became a director on or subsequent to the date hereof whose election or nomination for election was approved by a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination), which such person shall thereinafter be an Incumbent Director, shall cease to occupy a majority of the seats (excluding vacant seats) on the Board, (iii) the consummation of a merger or consolidation of the Company with or into any other Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any direct or indirect sale, transfer or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (it being agreed that the sale, transfer or other disposition by any Person of the Equity Interests of any Subsidiary constitutes an indirect sale, transfer or disposition of the assets of such Subsidiary). A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f)           “Close of Business” means 5:00 p.m., eastern time, on any Business Day.

(g)          “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the last reported closing price of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P., (ii) if the Common Stock is not then listed on a Trading Market or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent nationally recognized investment banking, accounting or valuation firm selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.

(h)          “Commission” means the United States Securities and Exchange Commission.

(i)           “Common Stock” means the common stock, par value $0.02 per share, of the Company.

(j)           “Company” has the meaning set forth in the Preamble.

(k)          “Conversion Cap” has the meaning set forth in the definition of Excess Warrant Shares.

(l)           “DWAC” has the meaning set forth in Section 2(d).

(m)         “Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of equity interests of a corporation, any and all equivalent ownership interests in a Person other than a corporation (including, without limitation, partnership interests, membership interests and similar ownership interests), any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, and all other ownership or profit interests in a Person (including partnership, member or trusts interests in such Person), in each case whether voting or non-voting and whether or not outstanding on any date of determination.

(n)         “Excess Warrant Shares” means in the case that the number of Warrant Shares and the shares of Common Stock issuable by the Company pursuant to the Prism Acquisition Transaction, the Purchase Agreement and the TRowe Purchase Agreement, in the aggregate, is more than 19.9% of the number of shares of Common Stock outstanding immediately prior to the Initial Issuance Date (the “Conversion Cap”), the Warrant Shares that that are in excess of the Conversion Cap (rounded up to the nearest whole share).

(o)          “Exercise Date” has the meaning set forth in Section 2(a).

(p)          “Excluded Issuance” means any issuance or sale by the Company after the Initial Issuance Date of: (i) any securities issued by the Company as full or partial consideration in connection with a bona fide merger, acquisition, consolidation, business combination, purchase of the capital stock or assets of, or transaction or series of transactions with, an unaffiliated third-party that is the result of arm’s length negotiations, including, for the avoidance of doubt, any shares of Common Stock issued by the Company as consideration pursuant to the Prism Merger Agreement; (ii) any shares of Common Stock or options to purchase shares of Common Stock, or other equity-based awards (including restricted stock units), issued or granted to existing or former employees (or prospective employees who have accepted an offer of employment), directors or consultants (in each case, as defined in the Company’s equity incentive plans) of the Company or any of its Subsidiaries pursuant to Company equity incentive plans, including the Company’s equity incentive plans existing on the date hereof and any future equity incentive plan, as such plans may be amended or supplemented, in each case, that have been approved by the full Board or a majority of the independent members of the Board and requisite vote of the Company’s stockholders, as applicable (in each case, including with respect to any amendment or supplement thereof) or that exist as of the Initial Issuance Date, including, for the avoidance of doubt, any shares of Common Stock issuable upon exercise of any such option or settlement or vesting of any equity-based award issued under such plans; (iii) any shares of capital stock issuable upon exercise of any option of Prism assumed by the Company pursuant to the Prism Merger Agreement; (iv) any securities issued pursuant to any employee stock purchase plan approved by the Board and the Company’s stockholders, as applicable; (v) securities issued by the Company upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock, including the Warrant Shares and shares of Common Stock issuable upon conversion of the Convertible Notes, and are outstanding prior to the Initial Issuance Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Initial Issuance Date, (vi) securities issued pursuant to a bona fide public offering at a price that, (A) in the case of Common Stock, is, or, (B) in the case of any other security, implies a price per share of the Common Stock of, no less than 95% of the VWAP immediately prior to such issuance or sale or (vii) any New Securities (as defined in the Investor Rights Agreement) with respect to which the Investors (as defined in the Investor Rights Agreement) had exercised preemptive rights under the Investors Rights Agreement.

(q)          “Exercise Price” has the meaning set forth in Section 2(b).

(r)           “Holder” has the meaning set forth in the Preamble.

(s)          “Initial Issuance Date” means April 8, 2021.

(t)           “Investor Rights Agreement” means the Investor Rights Agreement dated as of April 8, 2021, by and among the Company, the Holder and any transferees of the Securities who agree to become subject to the Investor Rights Agreement.

(u)          “Moving Party” has the meaning set forth in Section 5(g).

(v)          “Notice of Exercise” has the meaning set forth in Section 2(a).

(w)        “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(x)          “Purchase Agreement” means the Securities Purchase Agreement, dated as of April 8, 2021, by and between the Company and the Holder.

(y)         “Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 8, 2021, by and among the Company, and the Investors (as defined in the Registration Rights Agreement).

(z)          “Required Stockholder Approval” means any approval by the stockholders of the Company necessary for the issuance of the Excess Warrant Shares issuable upon the exercise of the Holder’s rights under this Warrant.

(aa)         “Termination Date” has the meaning set forth in the Preamble.

(bb)         “Trading Day” means a day on which the Common Stock is traded on a Trading Market or, if the Common Stock is not traded on a Trading Market, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(cc)         “Trading Market” means any market or exchange of the New York Stock Exchange or the Nasdaq Stock Market LLC.

(dd)        “Transfer Agent” has the meaning set forth in Section 2(d).

(ee)       “TRowe Purchase Agreement” means the Securities Purchase Agreement, dated as of the date hereof, among the Company and those certain funds and accounts advised by T. Rowe Price Associates, Inc., acting as investment adviser.

(ff)        “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (ii) if the Common Stock is not then listed on a Trading Market or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent nationally recognized investment banking, accounting or valuation firm selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.

(gg)        “Warrant” has the meaning set forth in the Preamble.

(hh)        “Warrant Register” has the meaning set forth in Section 6(c).

(ii)          “Warrant Share Delivery Date” has the meaning set forth in Section 2(d).

(jj)          “Warrant Shares” has the meaning set forth in the Preamble.

2.           Exercise.

(a)        Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or before the Termination Date by delivery in accordance with the notice provisions of Section 7(f) (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed Notice of Exercise Form annexed hereto (each, a “Notice of Exercise”); provided that purchase rights represented by this Warrant with respect to any Excess Warrant Shares (1) shall be exercisable for Warrant Shares only following receipt of the Required Stockholder Approval and, (2) shall only be exercisable for cash in accordance with Section 5 prior to the receipt of the Required Stockholder Approval (and such exercise for cash may only occur beginning on the earlier of (i) the conclusion of the 2021 Stockholder Meeting or (ii) immediately upon any public announcement of a negotiated Change of Control).  For the avoidance of doubt, other than as provided in clause (ii) in the foregoing sentence, the purchase rights represented by this Warrant with respect to the Excess Warrant Shares shall not be exercisable prior to the 2021 Stockholder Meeting.  Unless the purchase rights represented by this Warrant are being exercised on a cashless basis in accordance with Section 2(c) or, with respect to the Excess Warrant Shares, for cash in accordance with Section 5, within three Trading Days following the date of exercise as aforesaid, the Holder shall deliver the Aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank (such date of delivery of the Aggregate Exercise Price, the “Exercise Date”).  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall inform the Holder if a Notice of Exercise has not been duly completed within one Business Day of receipt of such notice, but shall not refuse or object to the issuance of the Warrant Shares upon receipt of, and pursuant to, a duly completed Notice of Exercise.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)        Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $76.50, subject to adjustment hereunder (the “Exercise Price”).

(c)          Cashless Exercise.  The Holder, at its option, may exercise this Warrant, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled, provided that the “cashless exercise” pursuant to this Section 2(c) with respect to any Excess Warrant Shares may only be exercised following receipt of the Required Shareholder Approval or, at any time, in accordance with Section 5, to receive the number of Warrant Shares equal to the quotient obtained by dividing [(Y)*(A-B)] by (A), where:

(A) =
the average of the Closing Price of the shares of Common Stock for the five consecutive Trading Days ending on the last Trading Day immediately preceding the date on which the Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise (such date, the “Cashless Exercise Date”);

(B) =	the Exercise Price of this Warrant, as adjusted pursuant to this Warrant as of the Cashless Exercise Date; and

(Y) =
the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise pursuant to Section 2(a) rather than a cashless exercise.

(d)          Mechanics of Exercise.

(i)         Delivery of Warrant Shares Upon Exercise.  The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by, at the Holder’s option, (A) crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the resale of the Warrant Shares by the Holder or (B) in book-entry form registered on the books of the Transfer Agent or, upon request by the Holder, by physical delivery of a certificate (or certificates, as applicable) to the address specified by the Holder in the Notice of Exercise, in each case in the name of the Holder or its designee and for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, by the date that is three Trading Days after the latest of (1) the delivery to the Company of the Notice of Exercise, (2) surrender of this Warrant (if required), (3) payment of the Aggregate Exercise Price as set forth above and (4) three Trading Days following the Cashless Exercise Date, if applicable (such date in (1), (2), (3) or (4), the “Warrant Share Delivery Date”).  The applicable Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the applicable Exercise Date or the date that is three Trading Days following the Cashless Exercise Date, as applicable.

(ii)         Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)        Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder shall have the right to rescind such exercise.  Any rescission by the Holder pursuant to this Section 2(d)(iii) shall not affect any other remedies available to the Holder under applicable law or equity as a result of the Company’s failure to timely deliver the Warrant Shares.

(iv)        No Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at the Holder’s election, either (A) pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (1) such fraction multiplied by (2) the Closing Price of one Warrant Share on the Exercise Date or the Cashless Exercise Date, as applicable, or (B) round up to the next whole share.

(v)         Closing of Books.  The Company shall not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

(e)         Conditional Exercise.  Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may, at the election of the Holder (set forth in the applicable Notice of Exercise), be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(f)          Representations, Warranties and Covenants of the Company.  The Company hereby represents, covenants and agrees, as applicable, except as (A) disclosed (to the extent that the relevance of any such disclosure with respect to any section of this Warrant is reasonably apparent on its face) in SEC Documents filed or furnished after December 31, 2019 and prior to the date hereof (other than disclosure contained in the “Risk Factors” or “Forward Looking Statements” sections of such SEC Documents or any other sections to the extent such disclosures are similarly predictive or forward-looking in nature), or (B) set forth in the Company Disclosure Letter (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Warrant to which it corresponds in number and each other section or subsection of this Warrant to the extent that it is reasonably apparent on its face that such information, item or matter is relevant to such other section or subsection):

(i)         The Company (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except, in each case, where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)         The issuance of this Warrant and any Warrant in substitution for or replacement of this Warrant (including pursuant to Section 2(d)(ii)) has been duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights (except as set forth in the Investor Rights Agreement), taxes, Liens and charges with respect to the issue thereof. The issuance of the Warrant Shares has been duly authorized and, upon (A) receipt of the Required Stockholder Approval with respect to the Excess Warrant Shares, (B) the issuance of the Warrant Shares in accordance with the exercise of the Holder’s rights under this Warrant and (C) payment of the consideration required upon exercise pursuant to this Warrant (including by means of cashless exercise pursuant to Section 2(c)), the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights (except as set forth in the Investor Rights Agreement), taxes, Liens and charges with respect to the issue thereof, with the Holders being entitled to all rights accorded to a holder of Common Stock. Assuming in part the accuracy of each of the representations and warranties of the Holder set forth in Section 2(g) of this Warrant, the offer and issuance by the Company of this Warrant is exempt from registration under the 1933 Act.

(iii)       This Warrant and any Warrant in substitution for or replacement of this Warrant (including pursuant to Section 2(d)(ii)) is and shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to applicable creditors’ rights generally and (B) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(iv)      Neither the execution, delivery or performance of this Warrant nor the consummation of any of the transactions contemplated hereby conflicts or will conflict with, violate, constitute a breach of or a default (with notice or lapse of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of a Lien on any assets of the Company, the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (A) the Charter Documents, (B) any Applicable Agreement, (C) any Applicable Law or (D) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company, except in the case of clauses (B) and (C) for such conflicts, violations, breaches, defaults or events that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)         The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights represented by this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and subject to the receipt of the Required Stockholder Approval with respect to the issuance of any Excess Warrant Shares, issue certificates, if necessary, for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such action as may be necessary or appropriate to assure that the Warrant Shares may be issued as provided herein without violation of any applicable law, regulation or any requirements of the Trading Market upon which the Common Stock may be listed or any preemptive or similar rights (except as set forth in the Investor Rights Agreement) of any equity holder of the Company; provided that the Company’s obligations in the foregoing sentence with respect to the issuance of Excess Warrant Shares shall be subject to the receipt of the Required Stockholder Approval but, for the avoidance of doubt, such obligations include the Company’s obligations with respect to obtaining the Required Stockholder Approval in accordance with Section 4.

(vi)        Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, through an amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (A) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (B) subject to receipt of the Required Stockholder Approval with respect to the Excess Warrant Shares, take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (C) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be necessary to enable the Company to perform its obligations under this Warrant.

(vii)       Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(g)          Representations and Warranties of the Holder.  The Holder, by the acceptance hereof, represents and warrants that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

3.           Certain Adjustments.  In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3 (in each case, after taking into consideration any prior adjustments pursuant to this Section 3).

(a)         Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides (by any stock split, recapitalization or otherwise) outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to (A) the record date for the determination of stockholders entitled to receive such dividend or distribution or (B) the effective date in the case of a subdivision, combination or re-classification, as applicable, by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the Aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)          Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction the numerator of which shall be such VWAP on such record date less the then fair market value (as determined by the Board in good faith) at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock, and the denominator of which shall be the VWAP determined as of the record date mentioned above.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(c)          Issuance Less Than Fair Market Value.

i.           Except as provided in Section 3(e) and except in the case of an event described in either Section 3(a) or Section 3(b), if the Company shall, at any time or from time to time after the Initial Issuance Date, issue or sell any shares of Common Stock without consideration or for consideration per share less than the VWAP immediately prior to such issuance or sale, then immediately upon such issuance or sale, the Exercise Price in effect immediately prior to such issuance or sale shall be reduced (and in no event increased) to an Exercise Price equal to a product obtained by multiplying the Exercise Price in effect immediately prior to such issuance or sale, by a fraction (which shall in no event be more than one):

(1)         the numerator of which shall be the sum of (A) the product obtained by multiplying the Common Stock deemed outstanding immediately prior to such issuance or sale by the VWAP immediately prior to such issuance or sale plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale; and

(2)         the denominator of which shall be the product obtained by multiplying (A) the Common Stock outstanding immediately after such issuance or sale by (B) the VWAP immediately prior to such issuance or sale.

ii.          Upon any and each adjustment of the Exercise Price as provided in Section 3(c)(i), the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of Warrant Shares equal to the quotient obtained by dividing:

(1)         the product of (x) the Exercise Price in effect immediately prior to any such adjustment multiplied by (y) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such adjustment; by

(2)         the Exercise Price resulting from such adjustment.

(d)         Certain Events.  If any event of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 3; provided, that no such adjustment pursuant to this Section 3(d) shall increase the Exercise Price or decrease the number of Warrant Shares issuable except as otherwise determined pursuant to this Section 3.

(e)         Excluded Issuance.  Anything herein to the contrary notwithstanding, there shall be no adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuance.

(f)          Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock issued and outstanding.

(g)          Notice to the Holder.

(i)        Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant, and prepare a certificate setting forth such adjustment, including (A) a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), (B) in the case of adjustment pursuant to Section 3(b), a statement of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock, and setting forth a brief statement of the facts requiring such adjustment and certifying the calculation thereof and the VWAP as of the applicable record date and (C) in the case of adjustment pursuant to Section 3(c), a statement of the material terms of the issuance of Common Stock, including (w) the per share consideration of such issuance, (x) the total amount received or receivable by the Company as consideration for such issuance, (y) the date of such issuance and (z) the VWAP immediately prior to such issuance.  The Company will deliver a copy of each such certificate to the Holder as promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than ten Business Days thereafter.

(ii)        Notice to Allow Exercise by the Holder.  If the Company (A) declares a dividend (or any other distribution in whatever form) on the Common Stock, (B) declares a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) authorizes the granting to all holders of the Common Stock or rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights of the Company, (D) enters into or becomes bound by an agreement in connection with a Change of Control or (E) authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined in Section 6(c)) of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such Change of Control is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such Change of Control; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.  Except as otherwise prohibited by Applicable Laws, to the extent that any notice provided pursuant to this Section 3(g)(ii) contains material, non-public information regarding the Company, the Company shall disclose such information regarding the Company in a Current Report on Form 8-K and file such Current Report on Form 8-K with the Commission as promptly as practicable, but in no event no later than the second Trading Day following the effective date of the event triggering such notice.

(h)         In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) Change of Control or (iv) other similar transaction (other than any such transaction covered by Section 3(a) or Section 3(b)) in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant that is not exercised prior to such event shall, immediately after such reorganization, reclassification, Change of Control or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, Change of Control or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, Change of Control or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant and, with respect to the Excess Warrant Shares, assuming for this purpose that the Company has obtained the Required Stockholder Approval); and, in such case, appropriate adjustment shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 3 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any Change of Control or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such Change of Control or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise and, with respect to the Excess Warrant Shares, assuming for this purpose that the Company has obtained the Required Stockholder Approval, if the value so reflected is less than the Exercise Price in effect immediately prior to such Change of Control or similar transaction); provided, that if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such reorganization, reclassification, Change of Control or similar transaction, then each Warrant that is not exercised prior to such event shall be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which a holder of Common Stock would have been entitled upon such reorganization, reclassification, Change of Control or similar transaction if such holder of Common Stock had failed to make an election.  The provisions of this Section 3(h) shall similarly apply to successive Change of Control or similar transactions.  Prior to the consummation thereof, the successor Person (if other than the Company) resulting from such Change of Control or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.  Without limiting the generality of Section 2(f)(iv), the Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents and take all actions as may be necessary to effectuate the foregoing.

4.          Covenant to Seek the Required Stockholder Approval. The Company shall use its reasonable best efforts to obtain, at the 2021 Stockholder Meeting, the Required Stockholder Approval, including by endorsing its approval in the related proxy materials or communications (“Proxy Materials”). The Company will promptly notify the Holder if the Required Stockholder Approval is or is not obtained.  In the case that the Required Stockholder Approval is not obtained at the 2021 Stockholder Meeting, the Company shall, upon the written request of the Holder or Holders holding the Warrant or Warrants representing the right to purchase a majority of the Warrant Shares, hold a meeting of its stockholders within one hundred twenty (120) days following such request and use its reasonable best efforts to obtain the Required Stockholder Approval; provided that the Holder(s) may not request such stockholder meeting more than once within any 90-day period or more than three times in total following the 2021 Stockholder Meeting.  With respect to any Proxy Materials delivered or otherwise made available to the Company’s stockholders in connection with the foregoing, the Company shall provide the Holder and its outside legal counsel with a reasonable opportunity to review and comment on drafts of such Proxy Materials prior to filing, furnishing or delivering such Proxy Materials to the applicable Governmental Authority and their dissemination to the Company’s stockholders and incorporate in such Proxy Materials all comments reasonably proposed by Holder or its outside legal counsel.  The Company agrees that all information relating to the Holder, its Affiliates and its and their respective Representatives included in the Proxy Materials shall be in form and content reasonably satisfactory to the Holder.

5.          Conversion of Warrant. Notwithstanding anything herein to the contrary, prior to the Required Stockholder Approval being obtained upon delivery of a Notice of Exercise by the Holder with respect to any Excess Warrant Shares (provided that such Notice of Exercise may only be delivered beginning on the earlier of (1) the conclusion of the 2021 Stockholder Meeting or (2) immediately upon any public announcement of a negotiated Change of Control), in lieu of issuing and delivering such Excess Warrant Shares to the Holder, the Company shall pay cash to the Holder in exchange for the cancellation of such portion of this Warrant exercisable into such Excess Warrant Shares set forth in the Notice of Exercise (the “Excess Payment Amount”) at an amount equal to (Y)*(A-B), where:

(A) =
the average of the Closing Price of the shares of Common Stock for the five consecutive Trading Days ending on the last Trading Day immediately preceding the date on which the Holder elects to exercise this Warrant with respect to such Excess Warrant Shares, as set forth in the applicable Notice of Exercise (such date, the “Excess Payment Exercise Date”);

(B) =	the Exercise Price of this Warrant, as adjusted pursuant to the Warrant as of the Excess Payment Exercise Date; and

(Y) =
the number of Excess Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise pursuant to Section 2(a) rather than pursuant to this Section 5.

Payment by the Company of the cash payment pursuant to this Section 5 shall be made by the Company as promptly as practicable, but in no event later than the date that is ten Trading Days after the latest of (1) the delivery to the Company of the applicable Notice of Exercise, (2) surrender of this Warrant (if required), and (3) three Trading Days following the Excess Payment Exercise Date.

6.            Transfer of Warrant.

(a)          Transferability.  Subject to applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.  For the avoidance of doubt, nothing in any of the existing agreements or any other arrangements involving the Company and the Holder or any of their respective Affiliates (contractual or otherwise) shall be construed as limiting the Holder’s or any of its Affiliates’ or assigns’ ability to transfer or exercise this Warrant or transfer any of the Warrant Shares, except that the Holder agrees that it shall not, directly or indirectly, whether by merger, consolidation, division or otherwise, and whether by or through one or more Affiliates, transfer, sell, assign, pledge, hypothecate or otherwise dispose of the Warrant to any Person who is engaged in a business that directly competes or whose products or services directly compete the Company’s and/or any of its significant subsidiaries’ (as defined by Rule 1.02(w) of Regulation S-X under the 1934 Act) businesses or their respective products or services.

(b)          New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice (and the old Warrant or Warrants shall promptly be cancelled); provided, that the aggregate number of Warrant Shares to be issued upon exercise of the Warrant and any Warrants issued pursuant to this Section 4(b), in aggregate, shall not exceed 500,000, as adjusted in accordance with the terms herein.  All Warrants issued on transfers or exchanges shall be dated the Initial Issuance Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)          Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

7.            Miscellaneous.

(a)          No Rights as Stockholders Until Exercise.  Except as provided in Section 3, this Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d).

(b)          Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company shall make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)          Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a Business Day, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)          Governing Law; Jurisdiction.

(i)          Governing Law.  This Warrant and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Warrant and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(ii)         Jurisdiction.  Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto in any way relating to this Warrant or the transactions relating hereto, in any forum other than the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York, and any appellate court from any thereof; and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iii)       Waiver of Venue.  Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Warrant in any court referred to in paragraph (ii) of this Section 7(d).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iv)        Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7(f).

(e)         Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(E).

(f)          Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant shall be in writing and shall be deemed to be delivered:  (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail, in each case properly addressed to the party to receive the same; or (iii) one Business Day after deposit with an overnight courier service (provided e-mail notice is sent that such communication was sent by overnight courier); provided that any electronic mail transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after e-mail by dispatch pursuant to the foregoing clause (i).  The addresses and e-mail addresses for such communications shall be:

if to the Company:

PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, New York 13413
Attention:	Bryan Menar
Cathy King
E-mail:	bryan_menar@partech.com
cathy_king@partech.com

with a copy to (for informational purposes only):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention:	Boris Dolgonos
Eduardo Gallardo
E-mail:	bdolgonos@gibsondunn.com
egallardo@gibsondunn.com

if to the Holder:

PAR Act III, LLC
23 Prescott St.
Brookline, MA 02446
Attention:	Ron Shaich
E-mail:	ronshaich@act3holdings.com

with a copy to (for informational purposes only):

Sullivan & Cromwell LLP
125 Broad St.
New York, NY 10004
Attention:	Audra D. Cohen
Matthew B. Goodman
E-mail:	cohena@sullcrom.com
goodmanm@sullcrom.com

or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date, and recipient e-mail address, or (C) given by the recipient where notice was provided by an overnight courier service (provided e-mail notice is sent stating that such communication was sent by overnight courier) shall be rebuttable evidence of personal service or receipt by e-mail in accordance with clause (i) or (ii) above, respectively.

(g)          Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(h)         Remedies.  Each of the Holder, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages).  It is accordingly agreed that the Holder, on the one hand, and the Company, on the other hand (in each case, the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.  This Section 7(h) is not the exclusive remedy for any violation of this Warrant.

(i)           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall be binding upon and inure to the benefit of the parties hereto and their respective the successors, heirs and permitted assigns.  The provisions of this Warrant are intended to be for the benefit of the Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.  For the avoidance of doubt, that in the event that any Person acquires this Warrant or any Warrant Shares, such Person shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and by taking and holding such Warrant or Warrant Shares, as applicable, such Person shall be treated as a “Holder” for all purposes under this Warrant and shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of, this Warrant.

(j)         No Third Party Beneficiary.  Notwithstanding anything herein to the contrary, this Warrant is intended solely for the benefit of the parties hereto and their respective successors, heirs and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(k)          Entire Agreement.  This Warrant supersedes all other prior or contemporaneous agreements and understandings, both written and oral, between the Company, the Holder, their Affiliates and Persons acting on their behalf with respect to the subject matter hereof, and this Warrant and the instruments referenced herein constitute the full and entire agreement and understanding of the parties with respect to the subject matters hereof and thereof, and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to any such matters.

(l)          Amendments and Waivers.  Provisions of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Holder, and, in the case of a waiver, by the party against whom the waiver is to be effective.  Any amendment or waiver effected in accordance with this Section 7(l) shall be binding upon the Holder (and each future Holder) and the Company.

(m)        Counterparts.  This Warrant may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf format signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(n)          Severability.  If any provision of this Warrant is prohibited by law or otherwise becomes or is declared by a court of competent jurisdiction to be invalid or unenforceable, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties hereto will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(o)        Headings; Interpretation.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.  When a reference is made in this Warrant to a Section, Schedule or Annex, such reference shall be to a Section, Schedule or Annex of this Warrant unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Warrant as a whole (including all of the Schedules and Annexes) and not to any particular provision of this Warrant.  Unless otherwise specified in this Warrant, the term “dollars” and the symbol “$” mean U.S. dollars for purposes of this Warrant and all amounts in this Warrant shall be paid in U.S. dollars.  The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute, rule or regulation defined or referred to in this Warrant means such agreement, instrument or statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.  Any reference to any section under the 1933 Act, or any rule promulgated thereunder, shall include any publicly available interpretive releases, policy statements, staff accounting bulletins, staff accounting manuals, staff legal bulletins, staff “no-action,” interpretive and exemptive letters, and staff compliance and disclosure interpretations (including “telephone interpretations”) of such section or rule by the Commission.  Each of the parties has participated in the drafting and negotiation of this Warrant.  If an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if it were drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Warrant.

(p)         Further Assurances.  Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Warrant and the consummation of the transactions contemplated hereby.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

PAR TECHNOLOGY CORPORATION

By:	/s/ Savneet Singh
Name: Savneet Singh
Title: Chief Executive Officer and President

[Signature Page to Common Stock Purchase Warrant]

Accepted and agreed,

PAR Act III, LLC

By:	/s/ Ronald M. Shaich
Name: Ronald M. Shaich
Title: Chief Executive Officer

[Signature Page to Common Stock Purchase Warrant]

Annex

NOTICE OF EXERCISE

To:         PAR Technology Corporation

(1)          The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Common Stock Purchase Warrant (the “Warrant”), and tenders herewith payment of the applicable exercise price, together with all applicable transfer taxes, if any.  Capitalized terms used and not otherwise defined in this Notice of Exercise that are defined in the Warrant shall have the respective meanings ascribed to such terms in the Warrant.

(2)          Payment shall take the form of (check applicable box):

☐ in lawful money of the United States;

☐  if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c) of the Warrant, to exercise the Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(c) of the Warrant; or

☐  if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 5 of the Warrant, to exercise the Warrant with respect to the cash amount payable by the Company pursuant to the procedure set forth in Section 5 of the Warrant.

(3)          As to any fraction of a Warrant Share that the undersigned would otherwise be entitled to purchase in connection with this Notice of Exercise, please (check applicable box):

☐  pay an amount in cash pursuant to Section 2(d)(iv) of the Warrant; or

☐  round up to the next whole share.

(4)          Other than with respect to an exercise pursuant to Section 5 of the Warrant, please issue said Warrant Shares in book-entry form in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of evidence of issuance of said Warrant Shares in book-entry form to:

(5)          With respect to an exercise pursuant to Section 5 of the Warrant, please pay the aggregate amount required by Section 5 of the Warrant by wire transfers of immediately available funds in U.S. dollars to one or more accounts set forth below:

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, all of or [_______] of the shares of the foregoing Common Stock Purchase Warrant (the “Warrant”) and all rights evidenced thereby are hereby assigned to whose address is
.

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the Warrant.